Exhibit 10.4

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

NONQUALIFIED STOCK OPTION AWARD

Date of Grant:	Vesting Date:	Exp. Date:

Number of Options:	Option Price:

«Name»

The award shown in this statement is nontransferable and is subject to the terms and conditions of the United Technologies Corporation Nonemployee Director Stock Option Plan.

I accept this Stock Option Award subject to the Terms and Conditions of the United Technologies Corporation Nonemployee Director Stock Option Plan.

Signed:	Date:

Please sign and date, retain the cream copy for your files and return the blue copy to Program Administrator, UTC, MS#504, Hartford, CT 06101.